EXHIBIT 5(a)

                               Jenkens & Gilchrist
                 A P R O F E S S I O N A L C O R P O R A T I O N

                                                               AUSTIN, TEXAS
                                 1100 Louisiana               (512) 499-3800
                                   Suite 1800
                              Houston, Texas 77002            DALLAS, TEXAS
                                                              (214) 855-4500
                                 (713) 951-3300
                            Telecopier (713) 951-3314    LOS ANGELES, CALIFORNIA
                                                              (310) 820-8800
WRITER'S DIRECT DIAL NUMBER
    Donald W. Brodsky                                       SAN ANTONIO, TEXAS
     (713) 951-3341                                           (210) 246-5000
                                   March __, 1999
                                                             WASHINGTON, D.C.
                                                              (202) 326-1500

Denbury Resources Inc.
17304 Preston Road, Suite 200
Dallas, Texas  75252

         Re: Opinion as to Legality of Organization and Certain Securities of Denbury Resources Inc.

Ladies and Gentlemen:

         We have acted as U.S. securities counsel to Denbury Resources Inc., a corporation formed under the Canada Business Corporations Act (the "Company"), in connection with the move of corporate domicile of the Company from Canada to the United States as a Delaware corporation and the registration under the Securities Act of 1933, as amended ("Securities Act"), of 31,976,538 shares of common stock to be issued to the shareholders of the Company upon the change of corporate domicile. This change of corporate domicile is being submitted to the shareholders of the Company for approval, along with several other proposals, all as described in a Proxy Statement/Prospectus (the "Prospectus") contained in a registration statement (File Number 333-69577), as amended (the "Registration Statement"), on Form S-4 first filed with the Securities and Exchange Commission on December 23, 1998.

         We have examined (i) the Prospectus and Registration Statement, (ii) the proposed Certificate of Incorporation and Certificate of Domestication proposed to be filed upon the domestication of the Company as a Delaware corporation, (iii) corporate proceedings of the Company and (iv) such other records, documents, opinions, and instruments as in our judgment are necessary or appropriate to enable us to render this opinion. We have made such legal and factual determinations as we have deemed relevant.

         Based upon our examination and consideration of the foregoing, subject to the comments, assumptions, exceptions, qualifications and limitations set forth below, we are of the opinion that:

     1. upon filing with the Delaware Secretary of State of the proposed Certificate of Incorporation and Certificate of Domestication and Certificate of Discontinuance by the Director of the Canada Business Corporations Act, in the form contained


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           as exhibits to the Prospectus,  the Company will become a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and

     2. upon domestication of the Company as a Delaware corporation, the shares of the Delaware corporation to be issued to the shareholders of the Company will be duly authorized, validly issued, fully paid and non-assessable securities of the Delaware corporation.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to our firm under the caption "Legal Matters" in the Prospectus. In giving this consent, this firm does not thereby admit that it comes into the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

                                                    Sincerely yours,

                                                    JENKENS & GILCHRIST,
                                                    A Professional Corporation


                                                    By:
                                                       -------------------------
                                                       Donald W. Brodsky
                                                       Authorized Signatory on
                                                       Behalf of the Corporation



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